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                                                                   EXHIBIT 10.38

                              OMNIBUS AMENDMENT TO
                                WARREN HAYFORD'S
                              EMPLOYMENT AGREEMENT
                                       AND
                                OPTION AGREEMENTS


     This OMNIBUS AMENDMENT TO WARREN HAYFORD'S EMPLOYMENT AGREEMENT AND OPTION AGREEMENTS, dated as of November 23, 1999 (this "Amendment"), is entered into by and between Warren J. Hayford (the "Executive") and BWAY Corporation, a Delaware corporation (the "Company"). The Company and the Executive are referred to collectively herein as the "Parties" and individually as a "Party."

     WHEREAS, the Executive and the Company are parties to an Employment Agreement, dated as of June 1, 1995 (the "Employment Agreement");

     WHEREAS, the Company granted to the Executive as of May 17, 1997, pursuant to the Company's Amended and Restated 1995 Long-Term Incentive Plan (as further amended and restated, the "Plan"), options to acquire 37,500 shares (as adjusted to reflect a 3-for-2 stock split) of the common stock of the Company (the "May 1997 Options");

     WHEREAS, the Company granted to the Executive as of August 19, 1997, pursuant to the Plan, options to acquire 37,500 shares (as adjusted to reflect a 3-for-2 stock split) of the common stock of the Company (the "August 1997 Options");

     WHEREAS, the Company granted to the Executive as of November 16, 1998, pursuant to the Plan, options to acquire 36,667 shares of the common stock of the Company (the "November 1998 Options" and, together with the May 1997 Options and the August 1997 Options, the "Options"); and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement and the Options, effective as of the date hereof, in anticipation of the Executive's planned retirement as Chief Executive Officer of the Company on December 31, 1999.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1.    Position, Duties and Place of Employment.  Paragraph 2 of the
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Employment Agreement is hereby amended by adding the following:

     "Upon Executive's December 31, 1999 retirement as Chief Executive Officer and an employee of the Company and continuing for so long as Executive is a member of the Board, Executive shall have the title of Vice-Chairman of the Board."
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     2.    Base Salary, Bonus and Benefits.  Paragraph 3(a) of the Employment
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Agreement is hereby amended by adding the following:

     "Notwithstanding the immediately preceding sentence, and in light of Executive's December 31, 1999 retirement as Chief Executive Officer and an employee, the Board may, following the end of the Company's fiscal year 2000, award Executive a bonus equal to 25% of the bonus Executive would otherwise have received pursuant to the immediately preceding sentence had Executive served as Chief Executive Officer of the Company for the entire fiscal year 2000 if, as determined by the board in its sole judgment, Executive has met the goals and objectives approved by the Board for such year."

     3.    Term.  Paragraphs 4(a) through 4(e) of the Employment Agreement are
           ----
hereby replaced by the following:

     "(a)  The Employment Period shall end on December 31, 1999.

     (b) Executive shall be entitled to receive his Base Salary through December 31, 1999. Except as provided in paragraph 3(a) and paragraph 5, all of Executive's rights to participate in any of the Company's employee benefit programs or receive bonuses hereunder shall cease on December 31, 1999, except for benefits required by law."

     4.    Supplemental Retirement Benefit.  Paragraphs 5(a) through 5(d) of the
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Employment Agreement are hereby replaced by the following:

     "(a)  Eligibility.  The Executive shall be entitled to receive a monthly
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     supplemental retirement benefit for services rendered to the Company, the amount of which shall be determined in accordance with this paragraph 5.

     (b)   Amount.  The amount of the monthly supplemental retirement benefit
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     payable to the Executive shall be equal to $13,125, which is an amount equal to 1/12th of 35% of Executive's Base Salary of $450,000 in effect on December 31, 1999, and the Executive's "Retirement Date" shall be
     December 31, 1999.

     (c)   Commencement and Duration.  Payment of the Executive's monthly
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     supplemental retirement benefit shall commence as of the first day of the calendar month that begins coincident with or immediately after the date on which the Executive attains age 74. Monthly payments shall continue to be made to the Executive as of the first day of each subsequent month, with the last payment to be made for the month during which Executive's death occurs."

     5.    Executive Representations.  Executive hereby remakes the
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representations set forth in paragraph 11 of the Employment Agreement, except that all references to "the Agreement" therein shall be deemed to be references to the Agreement as amended hereby.

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     6.    Option Vesting After Termination of Employment.  Paragraph 2(b)(ii)
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of each of the Options is hereby replaced by the following:

     "(ii) If the Optionee retires from employment with the Company and does not continue to serve as a director of the Company after such retirement, the Optionee's NQOs shall be vested and fully exercisable with respect to that portion of the Optionee's NQOs that were exercisable on the date of the Optionee's retirement (subject to the terms of the Plan) for a period of up to five years after the date of such retirement but in no event after the expiration of the NQO; provided the Optionee does not engage in Competition (as defined in the Plan) during such five year period unless he or she receives written consent to do so from the board of directors of the Company or the Committee. Any portion of the Optionee's NQOs that were not exercisable on the date of such retirement shall expire and be forfeited."

Paragraph 2(b) of each of the Options is hereby further amended by adding the following new subparagraph (iv) thereto:

     "(iv) If the Optionee retires from employment with the Company and continues to serve as a director of the Company after such retirement, the Optionee's NQOs shall continue to vest as set forth in the second sentence of this option grant; provided the Optionee does not engage in Competition (as defined in the Plan) during such vesting period unless he or she receives written consent to do so from the board of directors of the Company or the Committee. If, after the Optionee's retirement from employment with the Company, the Optionee ceases, at any time, to serve as a director of the Company, the Optionee's NQOs shall be vested and fully exercisable with respect to that portion of the Optionee's NQOs that were exercisable on the date the Optionee first ceased to serve as a director (subject to the terms of the Plan) for a period of up to five years after the date of such cessation but in no event after the expiration of the NQO; provided the Optionee does not engage in Competition (as defined in the Plan) during such five year period unless he or she receives written consent to do so from the board of directors of the Company or the Committee. Any portion of the Optionee's NQOs that were not exercisable on the date the Optionee first ceased to serve as a director shall expire and be forfeited."

     7.    Effect; Entire Agreement.  Except as amended by this Amendment, the
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Employment Agreement and each of the Options remain in full force and effect.
The Employment Agreement, each of the Options, and this Amendment constitute the entire agreements between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

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     IN WITNESS WHEREOF, the Parties have executed this Omnibus Amendment to
Warren Hayford's Employment Agreement and Option Agreements as of the date first written above.


                                         BWAY CORPORATION


                                         By:  /s/ Blair Schlossberg
                                              ---------------------
                                         Its: VP & General Counsel
                                              ---------------------


                                         EXECUTIVE


                                         /s/ Warren J. Hayford
                                         --------------------------
                                         Warren J. Hayford

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